WARRANT AMENDMENT AGREEMENT

WARRANT AMENDMENT AGREEMENT (the “Agreement”), dated as of February 28, 2020, by and between PARKERVISION, INC., a Florida corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (“Aspire”). Capitalized terms used herein and not otherwise defined herein are defined in Section 9 hereof.

WHEREAS: Aspire is the holder of a warrant (No. 2018-02, dated 7/26/2018) and another warrant (No. 2018-04, dated 9/11/2018) (collectively referred to as the “Existing Warrants”) exercisable, collectively, into a total of 5,000,000 shares of Common Stock (the “Existing Warrants Shares”) which Existing Warrants are currently registered pursuant to a registration statement on Form S-1 (File No. 333-226738). The Company wishes to induce Aspire to exercise some or all of the Existing Warrants, by amending the exercise price in the Existing Warrants and issuing to Aspire new warrants (the “New Warrants”), substantially in the form attached hereto as Exhibit A (the “New Warrants Certificate”) to purchase shares of Common Stock (collectively, the “New Warrant Shares”). The New Warrants and the New Warrant Shares are collectively referred to herein as the “Securities.”

  NOW THEREFORE, the Company and Aspire hereby agree as follows:

1.
AMENDMENT AND EXERCISE OF EXISTING WARRANTS; ISSUANCE OF NEW WARRANTS.

(a)
Existing Warrants Amendment. The Existing Warrants exercise price is hereby amended to $0.35 effective immediately, subject to further adjustment as described in the Existing Warrants. The Company and Aspire hereby agree the underlying shares of the Company’s Common Stock previously reserved for issuance upon exercise of the Existing Warrants shall no longer be required to be reserved. A new Section 15(i) is inserted and made part of each of the Existing Warrants as follows:

(i)  Call Provision. The Company may, on any Trading Day after December 31, 2020, call for cancellation of all or any portion of this Warrant for which an Exercise Notice has not yet been delivered (such right, a “Call”) for consideration equal to $0.001 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are and remain satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which an Exercise Notice shall not have been received by the Call Date will be cancelled at 6:30 p.m. New York City time on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Exercise Notices with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. New York City time on the Call Date. The parties agree that any Exercise Notice delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. New York City time on the Call Date the Holder tenders an Exercise Notice in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Expiration Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 15(i), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered an Exercise Notice. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless all of the following conditions are and remain satisfied from the period from the date of the Call Notice through and including the Call Date: (1) the Company shall have honored in accordance with the terms of this Warrant all Exercise Notices delivered by 6:30 p.m. New York City time on the Call Date; (2) a registration statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Company for the sale of all such Warrant Shares to the Holder; (3) the Warrant Shares shall be listed or quoted for trading on the Principal Trading Market; (4) the Company has sufficient number of authorized Common Stock and the directors of the Company have authority to allot a sufficient number of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant; (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any of the provisions of Section 11 herein; and (6) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates.

(b)           Existing Warrants exercise. Upon execution of this Agreement, Aspire shall exercise a portion of the Existing Warrants (as amended by this Agreement) equal to at least 1,430,000 Existing Warrants Shares and $500,500 proceeds.

(c)           Issuance of New Warrants. Upon execution of this Agreement, the Company shall issue to Aspire, and Aspire shall receive from the Company, an additional 5,000,000 New Warrants in the form of the New Warrants Certificate.

2.           ASPIRE’S REPRESENTATIONS AND WARRANTIES.

Aspire hereby represents and warrants to the Company that:

(a)           Investment Purpose. Aspire is entering into this Agreement and acquiring the Securities for its own account for investment; provided however, by making the representations herein, Aspire does not agree to hold any of the Securities for any minimum or other specific term.
(b)           Accredited Investor Status. Aspire is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”).

(c)           Reliance on Exemptions. Aspire understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Aspire's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Aspire set forth herein in order to determine the availability of such exemptions and the eligibility of Aspire to acquire the Securities.

(d)           Information. Aspire has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by Aspire. Aspire understands that its investment in the Securities involves a high degree of risk. Aspire (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by Aspire or its representatives shall modify, amend or affect Aspire’s right to rely on the Company’s representations and warranties contained in Section 3 below. Aspire has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review. Aspire understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Sale. Aspire understands that: (i) the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”); and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)           Organization. Aspire is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Aspire and is a valid and binding agreement of Aspire enforceable against Aspire in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the this Agreement by Aspire and the consummation by it of the transaction contemplated hereby do not conflict with Aspire’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by Aspire, its managers or its members.

(i)           Residency. Aspire is a resident of the State of Illinois.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Aspire that:

(a)           Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the this Agreement.

(b)           Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and the New Warrants and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the New Warrants by the Company and the consummation by it of the transaction contemplated hereby, including without limitation, the issuance of the Securities under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Certificate of Incorporation or Bylaws (as defined below), and do not require further consent or authorization by the Company, its Board of Directors, except as set forth in this Agreement, or its stockholders, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The Board of Directors of the Company or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as delivered to Aspire to authorize this Agreement and the transaction contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect. The Company has delivered to Aspire a true and correct copy of the Signing Resolutions as approved by the Board of Directors of the Company or an appropriate Board committee.

(c)           Authorization of the Securities. The Securities have been duly authorized and, upon issuance in accordance with the terms hereof, the Securities shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The New Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The New Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the New Warrants in a number sufficient to meet the current exercise requirements. The New Warrant Shares, when issued and delivered upon exercise of the New Warrants in accordance therewith, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d)           No Conflicts. The execution, delivery and performance of this Agreement and the issuance of the Securities by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the New Warrant Shares), does not and will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, including any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company, or Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, reporting obligations under the Securities & Exchange Act of 1934 (the “1934 Act”) or as required under the 1933 Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the this Agreement in accordance with the terms hereof. Except for the reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the date hereof.

4.           COVENANTS.

(a)           Filing of Form 8-K and Registration Statement. The Company agrees that it shall, within four business day under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby. If the Company files a registration statement to register any of its Common Stock, the Company shall also include the New Warrant Shares in such new registration statement in order to cover the resale of the New Warrant Shares by Aspire (the “Registration Statement”).

(b)           New Warrant Shares Reserved. The Company shall, at all times while any New Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue New Warrant Shares upon exercise of such New Warrants, the number of New Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding New Warrants.

5.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement. This Agreement supersede all other prior oral or written agreements between Aspire, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Aspire makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and Aspire acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)           Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) business day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:

ParkerVision, Inc.
9446 Philips Highway, Suite 5A
Jacksonville, FL 32256
Telephone:                                904-732-6100
Facsimile:                      904-330-0111
Attention:                      Cynthia Poehlman, CFO
Email:                                cpoehlman@parkervision.com

With a copy (which shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone:
212-818-8675
Facsimile:
888-225-3469
Attention:
Paul A. Lucido
Email:
plucido@graubard.com

If to Aspire:

Aspire Capital Fund, LLC
155 North Wacker Drive, Suite 1600
Chicago, IL 60606
Telephone:
312-658-0400
Facsimile:
312-658-4005
Attention:
Steven G. Martin
Email:
smartin@aspirecapital.com

With a copy to (which shall not constitute delivery to Aspire):

Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW, Suite 6000
Washington, DC 20006
Telephone:
202-778-1611
Facsimile:
202-887-0763
Attention:
Martin P. Dunn, Esq.
Email:
mdunn@mofo.com

If to the Transfer Agent:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
Telephone:
800-937-5449
Facsimile:
718-765-8717
Attention:
Christine Pino
Email:
cpino@astfinancial.com
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) business day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Aspire, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. Aspire may not assign its rights or obligations under this Agreement.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Publicity. Aspire shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, Aspire, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Aspire, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with Aspire in connection with any such press release or other public disclosure at least one (1) business day prior to its release; provided, however, that the Company’s obligations pursuant to this Section 10(i) shall not apply if the material provisions of such press release, SEC filing, or other public disclosure previously has been publicly disclosed by the Company in accordance with this Section 5(i). Aspire must be provided with a copy thereof at least one (1) business day prior to any release or use by the Company thereof.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to Aspire that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Aspire represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)
Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, Aspire and the Company have caused this Warrant Amendment Agreement to be duly executed as of the date first written above.

THE COMPANY:

PARKERVISION, INC.

By:______________________
Name: Jeffrey Parker
Title: CEO

ASPIRE:

ASPIRE CAPITAL FUND, LLC
BY: ASPIRE CAPITAL PARTNERS, LLC
BY:

By:_______________________
Name:
Title:

-[Insert Page Number]-